TRITON ENERGY CORPORATION
                           AMENDED AND RESTATED
                           RESTRICTED STOCK PLAN


                           PURPOSES OF THE PLAN

The Plan is intended to provide a method whereby Employees of the Company and its subsidiaries who are largely responsible for the management, growth and protection of the business, and who are presently making and are expected to continue making substantial contributions to the successful growth of the Company, may be offered additional incentives and may be stimulated by personal involvement in the success of the Company to continue in the service of the Company. The Plan is intended to encourage ownership of Common Stock by Employees of the Company and its designated subsidiaries and to provide additional incentives for the employees to promote the success of the business of the Company and its designated subsidiaries.

In order to maintain flexibility in the award of benefits under the Plan, the Plan is comprised of two parts: the Restricted Plan and the Purchase Plan. The Purchase Plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code.

The Plan and all transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent that any provision of the Plan or action by the Board fails to so comply, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

Capitalized terms used herein are defined below in Section 1.2.


                                 ARTICLE I

                        GENERAL PROVISIONS OF PLAN

Section 1.1 Applicability of General Provisions. Unless otherwise expressly provided, the Restricted Plan and the Purchase Plan shall be subject to the General Provisions of the Plan set forth below.

Section 1.2 Definitions. As used in this Plan, the following terms will have the meanings respectively assigned to them below:

     a.   "Board" shall mean the Board of Directors of the Company.

     b. "Code" shall mean the Internal Revenue Code of 1986, as amended.

     c. "Common Stock" shall mean the common stock, $1.00 par value per share, of the Company.

     d. "Company" shall mean Triton Energy Corporation, a Texas corporation.

     e. "Committee" shall mean the Compensation Committee of the Board, which shall consist of at least three members of the Board, none of whom shall be an Employee and each of whom shall qualify as a "disinterested person," as defined in Rule 16b-3 promulgated under Section 16 of the Exchange Act.

     f. "Employee" shall mean an employee (including a director who is also an employee) of the Company or any subsidiary of the Company.

     g. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     h. "Option" shall mean an option to purchase shares of Common Stock granted under the Purchase Plan.

     i. "Plan" shall mean the Triton Energy Corporation Amended and Restated Restricted Stock Plan.

     j. "Purchase Plan" shall mean the portion of the Plan as it relates to the grants of Options, as more fully described in Article III of the Plan.

     k. "Restricted Plan" shall mean the portion of the Plan as it relates to the grants of Restricted Stock, as more fully described in Article II of the Plan.

     l. "Restricted Stock" shall mean Common Stock granted under the Restricted Plan.

Section 1.3 Administration of the Plan. This Plan shall be administered by the Committee. The Committee will have authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to determine the terms of Options and Restricted Stock granted under the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. All questions arising under the Plan and the determination of such questions shall be made by the Committee and shall be final.

Section 1.4 Stock Subject to the Plan. The maximum aggregate number of shares of Common Stock subject to the Plan shall be 50,000, subject to adjustments made in accordance with Section 1.9 and Section 3.10 of the Plan. Shares of Common Stock to be distributed and sold under the Plan may be made available from either authorized but unissued Common Stock or Common Stock held by the Company in its treasury. If any Option expires or terminates for any reason without having been exercised in full or if shares of Restricted Stock are reacquired by the Company pursuant to the provisions of Section 2.2 of the Plan, the shares not purchased or distributed will again be available for issuance under the Plan.

Section 1.5 Effective Date of Plan. The Plan, as originally adopted, became effective on August 21, 1984. The Plan, as amended and restated, shall be effective on September 16, 1993, subject to its approval by: (i) unanimous written consent of the shareholders of the Company, or (ii) a majority of the shareholders of the Company voting in person or by proxy at a meeting of shareholders, which approval shall be obtained within twelve months of the such date.

Section 1.6 Term of the Plan. Unless earlier terminated pursuant to the provisions of Section 1.7, the Plan shall terminate on September 15, 2003.

Section 1.7 Amendment, Suspension or Termination of the Plan in Whole or in Part. The Board may amend, suspend or terminate the Plan in whole or in part at any time; provided that no such amendment, suspension or modification shall, without approval by the holders of a majority of the outstanding shares of stock voting on the question, increase the maximum number of shares purchasable and reserved under Section 1.4 or extend the term of the Plan; and provided further that without such shareholder approval, no amendment to the Plan shall be effective that materially increases the benefits accruing to participants in the Plan, materially increases the number of securities that may be issued under the Plan or materially modifies the requirements as to eligibility for participation in the Plan, all within the meaning of Rule 16b-3 promulgated under the Exchange Act. No amendment, suspension or termination of the Plan shall, without the consent of the Employee who has received Restricted Stock or an Option, alter or impair any of that Employee's shares of Restricted Stock or Options or the Company's obligations with respect to any shares of Restricted Stock or Options granted under the Plan prior to that amendment, suspension or termination.

Section 1.8 Government Regulations. The Company may postpone the issuance and delivery of shares of Common Stock under the Plan in the event any applicable governmental actions, statutory or otherwise, prohibit or make inadvisable such issuance and delivery. As a condition to the exercise of any right given under the Plan, the Company may require the person exercising such right to represent and agree, by investment letter or other document in form prescribed by the Committee, that he is acquiring the shares in question for his own account for investment and not with a view to or in connection with any distribution thereof. The Plan shall be governed by the laws of the State of Texas.

Section 1.9 Adjustments. If the outstanding shares of Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which Restricted Stock and Options may be granted under the Plan.

Section 1.10 Expenses of Administration. All costs and expenses incurred in the operation and administration of the Plan shall be borne by the Company.

Section 1.11 No Agreement to Employ. Nothing in the Plan shall be construed as giving any Employee of the Company an agreement or understanding, express or implied, that the Company shall continue to employ any individual whether or not a participating Employee in the Plan.


                               ARTICLE II

                              RESTRICTED PLAN


Section 2.1 Eligibility of Recipients. Shares of Restricted Stock will be issued under this Restricted Plan only to persons who are Employees on the date of issue. Subject to the terms, provisions and conditions of this Restricted Plan, the Committee shall have exclusive jurisdiction to select the Employees to whom shares of Restricted Stock shall be issued under this Restricted Plan, to determine the number of shares to be issued to each person at each time, to determine the time or times when shares shall be issued, and to prescribe the form, which shall be consistent with this Restricted Plan, of the instruments evidencing any issuance under this Restricted Plan and the legend, if any, to be affixed to the stock certificates representing shares of Common Stock issued under the Restricted Plan. Restricted Stock may be issued to the same person on more than one occasion.

Section 2.2 Transfer Restrictions. Shares of Restricted Stock issued to an Employee under this Restricted Plan shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated (any such sale, transfer or other disposition, pledge or other hypothecation being referred to as "to dispose of" or a "disposition"), and in the event of termination of employment for any reason, such shares shall be returned to and become the property of the Company, except as follows:

     a. The obligation not to dispose of shares of Restricted Stock acquired under this Restricted Plan and the right of the Company to receive such shares pursuant to this
          Section 2.2 (such obligation and right being referred to collectively as the "restrictions") shall lapse as to 1/3 of such shares on the second anniversary date of the effective date of issuance and as to an additional 1/3 of the original amount of such shares on the third and fourth anniversaries of the effective date of issuance of such shares.

     b. In the event of termination of employment by reason of death, the restrictions shall lapse as of the date of an Employee's death as to any shares that have not been released in accordance with subsection a.

     c. Termination of employment by reason of retirement (at early, normal, or late retirement or for reasons of dis-ability) under the Triton Energy Corporation Retirement Income Plan (and its successors) with the consent of the Company or the subsidiary by which the Employee is employed shall not be considered a termination of employment requiring a return of any shares to the Company, and the restrictions on the shares shall lapse as of the date of an Employee's retirement as to any shares that have not been released from the restrictions in accordance with subsection a.

     d. In the event of termination of employment for any reason other than death or retirement as specified in subsections b. and c. above, the Committee may, in its sole discretion, waive the restrictions set forth in this
          Section 2.2 with respect to any or all of the restricted shares if the Committee determines such waiver to be in the best interest of the Company.

     e. Notwithstanding the preceding provisions of this Section 2.2, all restrictions discussed herein shall lapse automatically prior to the expiration of the restrictions upon the occurrence of any of the following events: (i) there shall be consummated (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (excluding transfer by way of pledge or hypothecation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company,
          (ii) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company, (iii) any "person" (as such term is defined in Section 3(a)(9) or Section 13(d)(3) of the Exchange Act) or any "group" (as such term is used in Rule 13d-5 promulgated under the Exchange Act), other than the Company or any successor of the Company or any subsidiary of the Company or any employee benefit plan of the Company or any subsidiary (including such plan's trustee), becomes, without the prior approval of the Board, a beneficial owner for purposes of Rule 13d-3 promulgated under the Exchange Act, directly or indirectly, of securities of the Company representing
          25.0 percent or more of the Company's then outstanding securities having the right to vote in the election of directors of the Company, or (iv) during any period of two consecutive years, individuals who, at the beginning of such period constituted the entire Board, cease for any reason (other than death) to constitute a majority of the directors of the Company, unless the election, or the nomination for election, by the Company's shareholders, of each new director of the Company was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of the period.

The Committee may require any Employee to whom shares of Restricted Stock are issued to execute and deliver to the Company a stock power in blank with respect to the shares issued and may require that the Company retain possession of the certificates for shares with respect to which the restrictions have not lapsed. Notwithstanding retention of certificates by the Company, the Employee in whose name certificates are issued shall have all rights (including dividend and voting rights) with respect to the shares represented by such certificates, subject to the terms, conditions and restrictions specified under this Restricted Plan.
Section 2.3 Notice to Company of Employee's Election. Any Employee who exercises the election under Section 83(b) of the Code to have his receipt of shares of Restricted Stock taxed currently without regard to the restrictions shall give notice to the Company of such election immediately upon making the election. Such an election must be made within thirty days of the effective date of issuance and cannot be revoked except with the consent of the Internal Revenue Service, as required by the Treasury Regulations.
A Statement of Election form is available from the Company.

Section 2.4 Issuance. The effective date of issuance and the number of shares to be issued shall be specified in a letter from the Company to each Employee to whom shares are issued.

Section 2.5 Withholding. The Company is authorized to withhold any tax required to be withheld from the amount considered as taxable compensation to the Employee. In the event that funds are not otherwise available to cover any required withholding tax, the Employee shall be required to provide such funds before shares shall be issued to him.


                               ARTICLE III

                               PURCHASE PLAN

Section 3.1 Definitions. As used in this Purchase Plan, the following terms will have the meanings respectively assigned to them below:

     a. "Base Compensation" shall mean annual or annualized base compensation of an Eligible Employee, exclusive of commissions, overtime pay, cash bonuses, contributions to employee benefit plans, or other fringe benefits.

     b. "Beneficiary" shall mean, in the event of the death of the Optionee, the person or persons designated as beneficiary in the Optionee's Payroll Deduction Authorization or, if no such beneficiary is named, the person or persons to whom the Option is transferred by will or under the applicable laws of descent and distribution.

     c.   "Compensation" shall mean Base Compensation or Gross
          Compensation, as appropriate.

     d. "Eligible Employee" shall mean a person who is eligible under the provisions of Section 3.2 to receive an Option as of a particular Offering Commencement Date.

     e. "Gross Compensation" shall means Base Compensation plus commissions, overtime pay and cash bonuses.

     f. "Market Value" shall mean, as of a particular date, the closing price of the Common Stock on the New York Stock
          Exchange.

     g. "Offering Commencement Date" shall mean the first Trading Day of an Offering Period.

     h. "Offering Period" shall mean a semi-annual period, either January 1 to June 30 or July 1 to December 31.

     i.   "Offering Termination Date" shall mean the last Trading
          Day of an Offering Period.

     j. "Optionee" shall mean an Eligible Employee to whom an Option is granted.

     k. "Option Shares" shall mean shares of Common Stock purchasable under an Option.

     l. "Participating Employer" shall mean the Company or any Related Corporations that have been designated by the Board as corporations whose Eligible Employees may receive Options. The following corporations have been designated as Participating Employers for purposes of the
          Plan:  Triton Energy Corporation.

     m. "Payroll Deduction Authorization" shall mean the instrument by which an Optionee authorizes a Participating Employer to withhold payroll deductions from his Compensation and makes certain other elections as provided therein.

     n. "Related Corporation" shall mean any corporation that is or during the term of the Purchase Plan becomes a parent corporation of the Company, as defined in Section 424(e) of the Code, or a subsidiary corporation of the Company, as defined in Section 424(f) of the Code.

     o. "Trading Day" shall mean a day on which the Common Stock is traded on the New York Stock Exchange.

Section 3.2 Persons Eligible to Receive Options. Each Employee of a Participating Employer will be granted an Option on each Offering Commencement Date on which such Employee meets all of the following requirements:

     a. The Employee is customarily employed by a Participating Employer for more than twenty hours per week and for more than five months per calendar year and has been employed by one or more Participating Employers for at least six months (consecutive or nonconsecutive) prior to the applicable Offering Commencement Date.

     b. The Employee will not, after grant of the Option, own stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this subsection b., the rules of Section 424(d) of the Code will apply in determining the stock ownership of the Employee and Option Shares that the Employee may purchase under outstanding Options will be treated as stock owned by the Employee.

     c. Upon grant of the Option, the Employee's rights to purchase stock under all employee stock purchase plans (as defined in Section 423(b) of the Code) of the Company and all Related Corporations will not accrue at a rate that exceeds $25,000 of fair market value of the Common Stock (determined as of the grant date) for each calendar year in which such Option is outstanding at any time.
          The accrual of rights to purchase Common Stock will be determined in accordance with Section 423(b)(8) of the Code.

Section 3.3 Terms and Conditions of Options. All Options granted on a particular Offering Commencement Date will comply with the terms and conditions set forth in Sections 3.4 through 3.14 of the Plan. Subject to subsection 3.2 c. and Section 3.12, each Option granted on a particular Offering Commencement Date will entitle the Optionee to purchase that number of Option Shares equal to the result of $12,500 divided by the Market Value of one Option Share on the Offering Commencement Date and then rounded down, if necessary, to the nearest whole number.

Section 3.4 Purchase Price. The purchase price of Option Shares will be 85 percent of the lesser of the following: (i) the Market Value of the shares as of the Offering Commencement Date, or (ii) the Market Value of the shares as of the Offering Termination Date.

Section 3.5 Restrictions on Transfer. Options may not be transferred otherwise than by will or under the laws of descent and distribution. An Option may not be exercised by anyone other than the Optionee during the lifetime of the Optionee. Option Shares may be sold or otherwise transferred by the Optionee without restriction. The Optionee will agree in the Payroll Deduction Authorization to notify the Company of any sale of the Option Shares within two years after the Offering Commencement Date for those Option Shares.

Section 3.6 Expiration. Each Option will expire at the close of business on the applicable Offering Termination Date or on such earlier date as may result from the operation of Section 3.7, below.

Section 3.7 Termination of Employment of Optionee. If an Optionee ceases for any reason other than retirement or death to be continuously employed by a Participating Employer, whether due to voluntary severance, involuntary severance, transfer or disaffiliation of a Related Corporation with the Company, his Option will immediately expire and the Optionee's accumulated payroll deductions will be returned by the Company. For purposes of this
Section 3.7, an Optionee will be deemed to be employed throughout any leave of absence for military service, illness or other bona fide purpose that does not exceed the longer of ninety days or the period during which the Optionee's reemployment rights are guaranteed by statute or by contract. If the Optionee does not return to active employment prior to the termination of such period, his employment will be deemed to have ended on the ninety-first day of such leave of absence.

Section 3.8 Retirement of Optionee. If an Optionee retires within three months after an Offering Commencement Date, the Optionee's Option will immediately expire and the Optionee's accumulated payroll deductions will be returned by the Company. If an Optionee retires more than three months after an Offering Commencement Date, the Optionee will be entitled to: (i) withdraw the Optionee's accumulated payroll deductions, or (ii) purchase Option Shares on the Offering Termination Date to the extent that the Optionee would be so entitled had the Optionee continued to be employed by a Participating Employer. The number of Option Shares purchasable will be limited by the amount of the Optionee's accumulated payroll deductions as of the date of the Optionee's retirement.

Section 3.9 Death of Optionee. If an Optionee dies, the Optionee's Beneficiary will be entitled to: (i) withdraw the Optionee's accumulated payroll deductions, or (ii) purchase Option Shares on the Offering Termination Date to the extent that the Optionee would be so entitled had the Optionee continued to be employed by a Participating Employer. The number of Option Shares purchasable will be limited by the amount of the Optionee's accumulated payroll deductions as of the date of the Optionee's death. An Option will be deemed exercised only if the Beneficiary submits to the Participating Employer a written request that the Option be exercised. Accumulated payroll deductions not withdrawn or applied to the purchase of Option Shares as of an Offering Termination Date will be delivered by the Company to the Beneficiary within a reasonable time after the Offering Termination Date.

Section 3.10 Capital Changes Affecting the Common Stock. In the event that, between the Offering Commencement Date and the Offering Termination Date of an Option, a stock dividend is paid or becomes payable in respect of the Common Stock or there occurs a split-up or contraction in the number of shares of Common Stock, the number of shares for which the Option may thereafter be exercised and the price to be paid for each such share will be proportionately adjusted. In the event that, after the Offering Commencement Date, there occurs a reclassification or change of outstanding shares of Common Stock or a consolidation or merger of the Company with or into another corporation or a sale or conveyance, substantially as a whole, of the property of the Company, the Optionee will be entitled on the Offering Termination Date to receive shares of stock or other securities equivalent in kind and value to the shares of stock he would have held if he had exercised the Option in full immediately prior to such reclassification, change, consolidation, merger, sale or conveyance and had continued to hold such shares (together with all other shares and securities thereafter issued in respect thereof) until the Offering Termination Date. In the event that there is to occur a recapitalization involving an increase in the par value of the Common Stock that would result in a par value exceeding the exercise price under an outstanding Option, the Company will notify the Optionee of such proposed recapitalization immediately upon its being recommended by the Board to the Company's stockholders, after which the Optionee will have the right to exercise his Option prior to such recapitalization; if the Optionee fails to exercise the Option prior to recapitalization, the exercise price under the Option will be appropriately adjusted. In the event that, after the Offering Commencement Date, there occurs a dissolution or liquidation of the Company, except pursuant to a transaction to which Section 424(a) of the Code applies, each Option will terminate, but the Optionee will have the right to exercise his Option prior to such dissolution or liquidation.

Section 3.11 Payroll Deductions. An Optionee may purchase Option Shares under an Option during any particular Offering Period by completing and returning to the Human Resources Department of the Company at least ten days prior to the beginning of such Offering Period a Payroll Deduction Authorization indicating a percentage (which will be a full integer between one and fifteen) of either his Gross Compensation or his Base Compensation that is to be withheld each pay period; provided that once a Payroll Deduction Authorization is received by the Human Resources Department it will continue to be effective for all Offering Periods until it is changed or terminated by submitting an additional Payroll Deduction Authorization. The Optionee will not be permitted to change the percentage of Compensation withheld during an Offering Period. The Optionee may withdraw any or all of his accumulated payroll deductions by submitting a written request to the Human Resources Department of the Company no later than two weeks prior to the Offering Termination Date. The percentage of Compensation withheld may be changed from one Offering Period to another.

Section 3.12   Exercise of Options.  On the Offering Termination
Date, the Optionee will purchase the number of Option Shares purchasable by his accumulated payroll deductions, or, if less, the maximum number of Option Shares subject to the Option as provided in Section 3.3; provided, that:

     a. If the total number of Option Shares that all Optionees elect to purchase, together with any Option Shares already purchased under the Purchase Plan, exceeds the total number of Option Shares that may be purchased under the Purchase Plan pursuant to the Plan, the number of Option Shares that each Optionee is permitted to purchase will be decreased pro rata based on the Optionee's accumulated payroll deductions in relation to all accumulated payroll deductions withheld under the Purchase Plan during the Offering Period.

     b. If the number of Option Shares purchasable includes a fraction, such number may be adjusted to the next smaller whole number and the purchase price may be adjusted accordingly or the Option Shares may be purchased in fractional shares as determined by the Committee.

Subject to Section 3.9, accumulated payroll deductions not withdrawn prior to the Offering Termination Date pursuant to Section 3.11 will be applied automatically by the Company toward the purchase of Option Shares or, to the extent in excess of the aggregate purchase price of the Option Shares then purchasable by the Optionee, refunded to the Optionee.

Section 3.13 Delivery of Common Stock. Within a reasonable time after the Offering Termination Date, the Company will deliver or cause to be delivered to or for the account of the Optionee a certificate or certificates for the number of Option Shares purchased by the Optionee as of such Offering Termination Date. A stock certificate representing the number of Option Shares purchased will be issued in the name or for the account of the Optionee (or in the event of the death of the Optionee, in the name or for the account of the Beneficiary), or if the Optionee's Payroll Deduction Authorization so specifies, in the name or for the account of the Optionee and another person of legal age as joint tenants with right of survivorship. If any law or applicable regulation of the Securities and Exchange Commission or other body having jurisdiction requires that the Company or the Optionee take any action in connection with the Option Shares being purchased under the Option, delivery of the certificate or certificates for such Option Shares will be postponed until the necessary action has been completed, which action will be taken by the Company at its own expense, without unreasonable delay. The Optionee will have no rights as a stockholder in respect of Option Shares for which he has not received a certificate. At the direction of the Committee, certificates representing Option Shares may be held in "street name" by the agent selected by the Committee to assist with the administration of the Plan. Any shares so held shall be deemed to have been received by the Optionee at the time such shares are reflected on the books and records of the Committee's agent.

Section 3.14 Return of Accumulated Payroll Deductions. In the event that the Optionee or the Beneficiary is entitled to the return of accumulated payroll deductions, whether by reason of voluntary withdrawal, termination of employment, retirement, death or in the event that accumulated payroll deductions exceed the price of Option Shares purchased, such amount will be returned within a reasonable time by the Company to the Optionee or the Beneficiary, as the case may be. Accumulated payroll deductions held by the Company will not bear interest.